Exhibit 99

                         WEBSTER LABORATORIES, INC.

                     CONSENT TO ACTION WITHOUT A MEETING

          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of record of Webster Laboratories, Inc. (the "Company"), as of _______ ___, 199_, hereby consents, pursuant to Section ___ of the Corporations Code of the State of California, with respect to all shares of Common Stock, no par value per share of the Company
("Company Common Stock"), or Preferred Stock, no par value per share, of the Company ("Company Preferred Stock"), to the following actions without a meeting, without prior notice and without a vote; such actions to be effective when unrevoked consents signed by the shareholders of the Company holding a majority of the outstanding shares of Company Common Stock and the shareholders of the Company holding a majority of the outstanding shares of Company Preferred Stock are delivered to the Company:

            1. Resolved, that the Agreement and Plan of Reorganization dated as of January 20, 1994 among Cordis Corporation ("Cordis"), Cordis
Acquisition, Inc., a newly formed wholly owned subsidiary of Cordis ("Acquisition"), the Company and certain of the shareholders of the Company, and the related form of Agreement of Merger, providing for the merger of Acquisition with and into the Company as described in the accompanying
Consent Statement/Prospectus and as set forth in Appendix A thereto, are hereby approved and adopted.

      [] FOR      [] AGAINST        [] ABSTAIN

IF THE SHAREHOLDER HAS EXECUTED THIS CONSENT BUT FAILED TO CHECK A BOX MARKED "FOR", "AGAINST" OR "ABSTAIN" FOR THE PROPOSAL, SUCH SHAREHOLDER SHALL
BE DEEMED TO HAVE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED AGREEMENT OF MERGER.

Subject to certain voting agreements as described in the accompanying Consent Statement/Prospectus and as set forth in the Agreement and Plan of
Reorganization attached as   Appendix A thereto, any consent may be revoked
by any shareholder prior to such shareholder approval by executing and delivering a subsequent consent or by delivering a written notice to the Secretary of the Company, as applicable, stating that the consent is revoked.



                                   Dated   ___________________ , 1994

                                   __________________________________

                                   __________________________________
                                       Signature of Shareholder
                                      or Authorized Representative

                                   Please sign exactly as your name or
                                   names appear on this Consent.  Each
                                   executor, administrator, trustee,
                                   guardian, attorney-in-fact and other
                                   fiduciary should sign and indicate
                                   his or her full title.  In the case
                                   of stock ownership in the name of
                                   two or more persons, all owners
                                   should sign.

PLEASE SIGN AND DATE ABOVE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                                  EXHIBIT INDEX

      The following exhibits are filed herewith or are incorporated by reference to previously filed registration statements or reports of Cordis as indicated in the "Incorporated by Reference to" column.

          Incorporated
        by Reference to
 Ex-                       Ex-
hibit    Registration     hibit                                                         Sequential
 No.     No. or Report     No.               Description                                Page No.
 2            --          --      Agreement and Plan of Reorganization by and among
                                  Cordis Corporation ("Cordis"), Cordis Acquisition,
                                  Inc., Webster Laboratories, Inc. ("Webster") and
                                  Certain Shareholders of Webster dated as of
                                  January 20, 1994.*

 3(a)(i)  Form 10-K for   3       Restated Articles of Incorporation of Cordis
          year ended              filed with the Florida Secretary of State on
          June 30, 1983           February 14, 1978 and Articles of Amendment
                                  thereto filed with the Florida Secretary of State on
                                  November 1, 1978.

 3(a)(ii)     --           --     Articles of Amendment to Cordis' Restated Articles
                                  of Incorporation filed with the Florida Secretary of
                                  State on November 3, 1983.

 3(b)     Form 10-K for   3(a)    By-Laws of Cordis.
          year ended
          June 30, 1983

 4            --           --     **

 5            --           --     Opinion of Daniel G. Hall, General Counsel
                                  to Cordis.

 8            --           --     Tax opinion of Venture Law Group, special counsel
                                  to Webster.***

10(a)     Form 10-K for   10(a)   Revolving Credit and Reimbursement Agreement,
          year ended              dated as of December 30, 1991, between Cordis
          June 30, 1992           as Borrower and NCNB National Bank of Florida
                                  as Lender.

10(b)     Form 10-K for   10(b)   Lease Agreement dated as of March 1, 1979,
          year ended              between Cordis and Olympia & York Florida
          June 30, 1985           Equity Corp.

10(b)     Form 10-K for   10(b)   Lease Agreement dated as of September 20, 1991
          year ended              between Cordis and Baxter Diagnostics, Inc.
          June 30, 1991

10(d)     Form 10-K for   10(d)   Cordis Corporation Incentive Stock Option Plan
          year ended              of 1982.
          June 30, 1983

10(d)     Form 10-Q for   10(d)   Amendment, dated April 13, 1987, to Cordis
          quarter ended           Corporation Incentive Stock Option Plan of 1982.
          March 31, 1987

10(d)     Form S-8 No.    10(d)   Cordis Corporation Non-qualified Stock Option
          33-23668 dated          Plan.
          August 30, 1988

10(d)     Form S-8 No.    10(d)   Cordis Corporation Non-qualified Stock Option
          33-35304 dated          Plan.
          June 28, 1990

10(d)     Form S-8 No.    10(d)   Cordis Corporation Non-qualified Stock Option
          33-63634 dated          Plan.
          June 1, 1993

10(d)     Form 10-K for   10(d)   Cordis Corporation Director Non-qualified Stock
          year ended              Option Plan.
          June 30, 1992

10(d)     Form S-8 No.    10(d)   Cordis Corporation Director Non-qualified Stock
          33-44953 dated          Plan.
          January 6, 1992


10(d)     Form 10-K for   10(d)   Cordis Corporation Supplemental Executive
          year ended              Retirement Plan
          June 30, 1992

10(d)     Form 10-K for   10(d)   Cordis Corporation Salary Deferral Plan
          year ended
          June 30, 1992

10(d)     Form 10-K for   10(d)   Amended Cordis Corporation Director Retirement
          year ended              Policy
          June 30, 1992

10(f)     Form 10-K for   10(f)   Cordis Corporation 1991 Performance Unit Award
          year ended              Plan
          June 30, 1992

10(i)     Form 10-Q for   10(i)   Acquisition Agreement by and between TNC Medical
          quarter ended           Device and Cordis, dated as of April 14, 1987,
          March 31, 1987          including amendments thereto dated April 14,
                                  1987 and April 30, 1987, with respect to the sale
                                  of Cordis' worldwide cardiac pacing operations.

10(j)     Form 8-K dated   4      Rights Agreement, dated September 12, 1986
          September 12,           between Cordis and Manufacturers Hanover
          1986                    Trust Company.

10(j)     Form 10-K for   10(j)   Amendment No. 1, dated as of September 15, 1989
          year ended              to the Rights Agreement, dated September 12, 1986
          June 30, 1989           between Cordis and Manufacturers Hanover
                                  Trust Company.

10(j)     Form 10-K for   10(j)   Amendment No. 2, dated as of October 12, 1989 to
          year ended              the Rights Agreement, dated September 12, 1986
          June 30, 1991           between Cordis and Manufacturers Hanover
                                  Trust Company.

10(j)     Form 10-K for   10(j)   Amendment No. 3, dated as of November 15, 1989
          year ended              to the Rights Agreement, dated September 12, 1986
          June 30, 1991           between Cordis and Manufacturers Hanover
                                  Trust Company.

11        --              --      Computation of earnings per share of Cordis.

21        --              --      Subsidiaries of Cordis.

23(a)     --              --      Consents of Deloitte & Touche, Independent Auditors.

23(b)     --              --      Consent of Daniel G. Hall (included in Exhibit 5 to the
                                  Registration Statement).

23(c)     --              --      Consent of Venture Law Group.***

24        --              --      Power of Attorney (included immediately following the
                                  signature page of this Registration Statement).

99        --              --      Webster form of shareholders' consent.

__________________________
*     Included as Appendix A to the Consent Statement/Prospectus.
**    Included as Exhibits 3(a)(i), 3(a)(ii) and 3(b) to this Registration
      Statement.
***   To be filed by Amendment.